As filed with the Securities and Exchange Commission on May 5, 2004

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

United National Group, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0417107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

Walker House
87 Mary Street
P.O. Box 908GT
George Town, Grand Cayman
Cayman Islands
(345) 807-9060
(Address of principal executive offices) (Zip code)

United National Group, Ltd. Share Incentive Plan, as amended

(Full title of the plan)

NRAI, Inc.
P.O. Box 927
West Windsor, New Jersey 08550
(609) 716-0300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard S. March, Esq.	Michael J. Album, Esq.
United National Insurance Company	Proskauer Rose LLP
Three Bala Plaza, Suite 300	1585 Broadway
Bala Cynwyd, Pennsylvania 19004	New York, New York 10036
(610) 664-1500	(212) 969-3000
Facsimile: (610) 660-8882	Facsimile (212) 969-2900

CALCULATION OF REGISTRATION FEE

					Amount
		Proposed Maximum		Proposed Maximum	Of
Title Of Each Class Of Securities	Amount To Be	Offering Price		Aggregate	Registration
To Be Registered	Registered(1)	Per Share		Offering Price	Fee(4)
Class A common shares, par value $.0001 per share	256,074	$6.50	(2)	$1,664,481	$210.89
	1,000,625	$10.00	(2)	$10,006,250	$1,267.79
	462,065	$17.00	(2)	$7,855,105	$995.24
	770,077	$16.67	(3)	$12,837,183.59	$1,626.47
					Total = $4,100.39

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Class A common shares which become issuable under the employee benefit plan described herein by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Class A common shares.

(2)	These figures represent exercise prices for options issued under the employee benefit plan described herein.

(3)	Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Class A common shares on the Nasdaq National Market as of April 30, 2004.

(4)	Calculated in accordance with the Securities and Exchange Commission’s “Fee Rate Advisory #7 for Fiscal Year 2004.”

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004.

(b)	The description of the Registrant’s Class A common shares contained in the Registrant’s registration statement on Form 8-A filed with the Securities and Exchange Commission on December 15, 2003 (No. 000-50511), which incorporates by reference the description of the Registrant’s Class A common shares set forth under “Description of Share Capital” in the Registrant’s prospectus filed with the Securities and Exchange Commission on December 16, 2003 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The amended and restated articles of association for the Registrant require the indemnification of its directors and officers against liabilities they may incur while discharging the duty of their offices (as well as advancement of expenses to defend claims in connection therewith).

The Registrant has also entered into indemnification agreements with its directors and officers, under which the Registrant agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that the director or officer is or was its director, officer, employee or agent, provided that the director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the Registrant’s best interest.

Cayman Islands law does not limit the extent to which a company may indemnify its directors, officers, employees and agents, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy. For instance, a provision purporting to provide indemnification against civil fraud or the consequences of committing a crime may be deemed contrary to public policy. In addition, an officer or director may not be indemnified for his own fraud, willful neglect or willful default.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
5	Opinion and Consent of Walkers (Cayman Islands counsel)
10	United National Group, Ltd. Share Incentive Plan and Amendment No. 1 thereto (incorporated herein by reference to Exhibit 10.4 of Amendment No. 2 to our Registration Statement of Form S-1 (Registration No. 333-108857) filed on November 26, 2003).
23	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on signature page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands on this 4th day of May 2004.

UNITED NATIONAL GROUP, LTD. (the “Registrant”)
By:	/s/ David R. Bradley
	Name:	David R. Bradley
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each person whose signature appears below constitutes and appoints David R. Bradley, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title
/s/ Saul A. Fox Saul A. Fox	Chairman and Director
/s/ David R. Bradley David R. Bradley	Chief Executive Officer and Director

Signature	Title
/s/ Troy W. Thacker Troy W. Thacker	Vice Chairman and Director
/s/ Kevin L. Tate Kevin L. Tate	Principal Financial and Accounting Officer
/s/ W. Dexter Paine, III W. Dexter Paine, III	Director
/s/ Angelos J. Dassios Angelos J. Dassios	Director
/s/ Russell C. Ball, III Russell C. Ball, III	Director
/s/ Michael J. McDonough Michael J. McDonough	Director
/s/ John J. Hendrickson John J. Hendrickson	Director
/s/ Edward J. Noonan Edward J. Noonan	Director
/s/ Kenneth J. Singleton Kenneth J. Singleton	Director

EXHIBIT INDEX

Exhibit No.	Description
5	Opinion and Consent of Walkers (Cayman Islands counsel).
10	United National Group, Ltd. Share Incentive Plan and Amendment No. 1 thereto (incorporated herein by reference to Exhibit 10.4 of Amendment No. 2 to our Registration Statement on Form S-1 (Registration No. 333-108857) filed on November 26, 2003).
23	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on signature page).